Exhibit 4.2 THIS NOTE IS A REGISTERED GLOBAL SECURITY WHICH IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED BY THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. CUSIP NO. 87161C AN5 5.200% Senior Notes due 2025 No A-3 $350,000,000 SYNOVUS FINANCIAL CORP. SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Company”, which term shall include its successors under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or to registered assigns the principal amount of $350,000,000 (United States Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note, on August 11, 2025, and to pay interest thereon at the rate of 5.200% per annum from August 11, 2022. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company will pay interest semi-annually in arrears on February 11 and August 11 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from August 11, 2022 or from the most recent date on which interest has been paid to but excluding the Interest Payment Date or maturity date, as applicable; provided, that the first Interest Payment Date shall be February 11, 2023. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the 15th calendar day preceding the Interest Payment Date, notwithstanding any transfer or exchange of such Notes after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose which shall be in the Borough of Manhattan, The City of New York or in Jacksonville, Florida, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their last addresses as they appear on the Security Register of the Company, provided that payment shall be made directly to the Holder of the Notes (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Synovus Financial Corp. has caused this instrument to be duly executed. Dated: August 11, 2022 SYNOVUS FINANCIAL CORP. By: /s/ Andrew J. Gregory, Jr. Name: Andrew J. Gregory, Jr. Title: Executive Vice President and Chief Financial Officer By: /s/ Allan E. Kamensky Name: Allan E. Kamensky Title: Executive Vice President and General Counsel This is one of the Notes issued pursuant to the within-mentioned Indenture: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Ann Dolezal Authorized Signatory

[Reverse of Note] 5.200% Senior Note due 2025 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. 1. INDENTURE. This Note is one of a duly authorized issue of a series of Securities under the Senior Indenture dated as of February 13, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are initially limited in aggregate principal amount to $350,000,000. 2. OPTIONAL REDEMPTION. The Notes may not be redeemed by the Company prior to February 11, 2023. At any time and from time to time, on or after February 11, 2023, and prior to July 11, 2025 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company will have the option to redeem the Notes in whole or in part, at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus thirty-five (35) basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities– Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any such notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent that must be satisfied prior to our obligation to redeem the Notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. 3. NO MANDATORY REDEMPTION. The Notes shall not be subject to any mandatory redemption, sinking fund or analogous provision, and shall not be repayable at the option of a Holder thereof prior to maturity. 4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. 5. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered book- entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged solely as provided in the Indenture. The Company and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or (ii) exchange any Note selected for redemption in whole or in part. 6. PERSONS DEEMED OWNERS. The person in whose name any Note shall be registered may be deemed and treated as the absolute owner of such Note for all purposes. 7. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Any existing

Default or Event of Default or compliance with any provision of the Indenture or the Notes (other than any Default in the payment of principal or interest on the Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) to comply with Article 5 of the Indenture, relating to a merger or consolidation or sale of all or substantially all of the Company’s assets; (iii) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment of a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee, pursuant to the requirements of the Indenture; (v) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by the Indenture; (vi) to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose; (vii) to conform the terms of the Notes and the Indenture to the terms of the prospectus supplement pursuant to which the Notes were offered for sale and (viii) to make any change that does not materially and adversely affect the rights of any Holder. 8. DEFAULTS AND REMEDIES. Each of the following is an Event of Default in respect of the Notes: (i) the Company defaults in the payment of the principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, or otherwise; (ii) the Company defaults in the payment of interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes and such default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events of bankruptcy or insolvency with respect to the Company. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, the principal amount of all outstanding Notes and any interest accrued thereon will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the principal amount of all outstanding Notes, and any interest accrued thereon, to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to matters relating to the Notes. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. 9. GOVERNING LAW. THIS NOTE AND THE INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE AND THE INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. 11. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). 12. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: __________________________________________________________ (insert assignee’s legal name) _____________________________________________________________________________________________ (Insert assignee’s soc. sec. or tax I.D. no.) _____________________________________________________________________________________________ _____________________________________________________________________________________________ _____________________________________________________________________________________________ (print or type assignee’s name, address and zip code) and irrevocably appoint ________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: _________________________________ Your Signature: ________________________________________ (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: ___________________________________ * Participant is a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global note following such decrease (or increase) Signature of authorized officer of Trustee or Note Custodian